2014-05-21, 12:52:04, EDT

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Neely.R	Issuer:	TransGlobe Ener	Security	TGL.DB

Transaction Number	2477201
Security designation	Convertible Debentures TGL.DB
Opening balance of securities held	25000
Date of transaction	2014-05-20
Nature of transaction	10-Acquisition or disposition in the public market
Number or value or securities	25000
disposed of
Unit price or exercise price	95.1360	Currency	Canadian Dollar

Closing balance of securities held	0	Insider’s
		calculated
		balance
Filing date/time	2014-05-21
	12:50:41
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

Insider:	Neely.R	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2477203
Security designation	Common Shares
Opening balance of securities held	10000
Date of transaction	2014-05-20
Nature of transaction	10-Acquisition or disposition in the public market
Number or value or securities	5300
Acquired
Unit price or exercise price	6.9820	Currency	Canadian Dollar

Closing balance of securities held	15300	Insider’s
		calculated
		balance
Filing date/time	2014-05-21
	12:51:58
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities